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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement relating to 595,664 shares of common stock of Prosoft I-Net Solutions, Inc. on Form S-1 and the Post-Effective Amendment to Registration Statement on Form S-1 (No. 333-11247) relating to 3,147,065 shares of common stock of Prosoft I-Net Solutions, Inc. amended thereby of our report dated March 8, 1996, appearing in the Prospectus, which is part of such Registration Statements.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



KELLY & COMPANY

Newport Beach, California
June 11, 1997